# Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF "GRANDEUR PEAK GLOBAL TRUST", FILED IN THIS OFFICE ON THE NINTH DAY OF JANUARY, A.D. 2023, AT 9:51 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

7224807 8100
SR# 20230065244

Authentication: 202454565
Date: 01-09-23

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:51 AM 01/09/2023
FILED 09:51 AM 01/09/2023
SR 20230065244 - File Number 7224807

# STATE OF DELAWARE
# CERTIFICATE OF TRUST

This Certificate of Trust (this "Certificate") is filed in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. Code Ann. Tit. 12 Section 3801 et seq.) (the "Act") and sets forth the following:

1. The name of the Trust is: Grandeur Peak Global Trust (hereinafter, the "Trust").

2. The name and address of the Registered Agent of the Trust in the State of Delaware is:

   The Corporation Trust Company
   Corporation Trust Center
   1209 Orange Street
   New Castle County
   Wilmington, DE 19801

3. The Trust is or will become prior to or within 180 days following the first issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. §§ 80a-1 et seq.).

4. Pursuant to Section 3804 of the Act, the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

5. The business of the Trust will be managed in accordance with the Trust's Agreement and Declaration of Trust as such document may be amended from time to time.

6. This Certificate is effective upon filing.

*(Signature Page Follows)*

IN WITNESS WHEREOF, the undersigned, being the trustees of Grandeur Peak Global Trust, have duly executed this Certificate of Trust on this 3rd day of January, 2023.

John V. Palancia, Trustee 23 4:54 PM

Patricia Luscombe, Trustee 2023 6:35 PM

Mark H. Taylor, Trustee 5, 2023 11:23 AM

Jeffery D. Young, Trustee 3 4:26 PM

*(Signature Page Certificate of Trust)*

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